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                                                                   EXHIBIT 10(a)


                           INSURANCE POLICY AGREEMENT


               THIS AGREEMENT made this 1st day of February, 1998

B E T W E E N:

                          SEL-DRUM INTERNATIONAL, INC.
                         (Hereinafter called "Sel-Drum")

                                                              OF THE FIRST PART;

- and -

                                BRIAN F. TURNBULL
                         (Hereinafter called "Turnbull")

                                                             OF THE SECOND PART.


        WHEREAS over a period of years The Manufacturers Life Insurance Company ("Manulife") has issued and maintained a policy of life insurance on the life of Turnbull, being policy number 7592717-8 in the face amount of $2,000,000.00 in Canadian Dollars (the "Policy");

         AND WHEREAS Sel-Drum has been paying the annual premiums due to Manulife to maintain the Policy;

        AND WHEREAS the designated beneficiary or beneficiaries of the Policy have been 547118 Ontario Limited and/or 547117 Ontario Limited, two corporations solely owned and controlled by Turnbull;

        AND WHEREAS the parties hereto wish to enter into this Agreement to establish the steps to be taken in the event that the Policy proceeds are paid out by Manulife;

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration for being named by Turnbull as the beneficiary within the Policy, and the sum of Two Dollars ($2.00), the receipt and sufficiency of such consideration being acknowledged by Sel-Drum, Sel-Drum does hereby covenant and agree as follows:

1. Upon receipt of any proceeds of insurance paid by Manulife or any successor or assign pursuant to the provisions of the Policy, or any subsequent policy in lieu thereof that names Sel-Drum as the beneficiary therein, such proceeds shall be disbursed by Sel-Drum as follows:
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         (a)      The total sum of all premiums paid by Sel-Drum throughout the years that the Policy is in place shall be deducted from the proceeds received and shall be retained by Sel-Drum as its own funds as reimbursement for such premiums paid; and

         (b) The Remaining Proceeds of the Policy, after the deduction in paragraph (a) above, shall be paid by Sel-Drum for the benefit of Turnbull, in the following order:

               (i) To the extent that Turnbull or any personal corporation controlled by him, such as 547117 Ontario Limited or 547118 Ontario Limited, holds any preference or special shares in the capital stock of Sel-Drum or any subsidiary thereof ("Turnbull Special Shares"), such portion of the Remaining Proceeds as shall be required to redeem the Turnbull Special Shares shall be paid to the holder thereof as a redemption payment; and

               (ii) In the event that any Remaining Proceeds are still held by Sel-Drum after all of the Turnbull Special Shares are fully redeemed, then such balance of the Remaining Proceeds shall be paid by Sel-Drum to purchase common shares of the capital stock of Sel-Drum or any subsidiary thereof held by Turnbull or any personal corporation controlled by him, to the extent that such balance of the Remaining Proceeds permits. The price to be paid for such common shares shall be as established by the auditors of Sel-Drum, acting reasonably, and calculated as at the date of death of Turnbull. Sel-Drum shall not be compelled to purchase any fractional shares, but may retain any nominal balance of the Remaining Proceeds, as its own funds, after purchasing the maximum number of whole common shares that can be fully paid for.

         (c) Sel-Drum is only obligated to redeem Turnbull Special Shares or to purchase common shares pursuant to this Agreement to the extent that funds are available as Remaining Proceeds, and this Agreement shall not be construed as to require Sel-Drum to purchase any or all of the Turnbull Special Shares or any common shares in the event that Remaining Proceeds are not available to Sel-Drum to complete such transactions.

 2.      (a)      By executing this Agreement, Turnbull represents and
                  warrants that, as of the date of execution of this Agreement, none of the Turnbull Special Shares or any common shares of Sel-Drum held or controlled by him have been pledged, hypothecated or otherwise charged or encumbered to any third party, nor does any third party hold any option or other right to acquire such shares.

         (b) In the event that, subsequent to the execution of this Agreement, Turnbull pledges, hypothecates, otherwise charges or encumbers any of the shares that are the subject of this Agreement, or in the event that Turnbull grants any third party any option or other right to acquire such shares, Turnbull shall give notice of



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                  such event to Sel-Drum and Sel-Drum is hereby authorized,
                  after such notice and the subsequent receipt of Policy proceeds, to pay directly to such third party part or all of the Remaining Proceeds to be applied to any indebtedness that the said shares may be subject to, but only on the express condition that Turnbull Special Shares shall be delivered to Sel-Drum by the security holder thereof, duly endorsed in blank for redemption purposes, and that similarly, any common shares being acquired pursuant to this Agreement are also duly endorsed in blank for transfer purposes and are delivered to Sel-Drum at the time of payment.

3. Sel-Drum's obligations and covenants herein shall only be in effect as at such time as Manulife accepts the change in beneficiary designation, naming Sel-Drum as the beneficiary of the Policy proceeds, and shall only continue in force for such time as such beneficiary designation continues.

4. At all times this Agreement shall be subject to the policies and provisions of the United States securities laws or the corporate laws of the state in which Sel-Drum is incorporated or maintained. Further, this Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and such Canadian federal statutes as are applicable therein.

5. Each party shall co-operate with the other, take such further action and execute and deliver such further documents as may be reasonably requested by the other party to carry out the terms and purposes of this Agreement.

6. This Agreement may be amended only by a writing executed by both parties hereto.

7. No party shall assign or attempt to assign any of its or his rights or obligations under this Agreement without the prior written consent of the other party hereto.

8. This Agreement shall enure to the benefit of and be binding upon the successors, assigns and legal representations of both parties hereto.

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        IN WITNESS WHEREOF the parties have duly executed this Agreement on the date first written above.


                                        SEL-DRUM INTERNATIONAL, INC.


                                        Per:/s/ Raymond C. Sparks
                                        ----------------------------------------
                                                Raymond C. Sparks - President


                                        /s/ Brian Turnbull
                                        ----------------------------------------
                                            Brian Turnbull

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